UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Regional Management Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35477	57-0847115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B
Greer, South Carolina		29651
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (864) 448-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2025, Regional Management Corp. (the “Company”) and its wholly-owned subsidiary, Regional Management Receivables IV, LLC (“RMR IV”), entered into Amendment No. 6 to the Credit Agreement, dated as of May 19, 2025 (the “RMR IV Amendment”), by and among the Company, as servicer, RMR IV, as borrower, the lenders parties thereto, and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”). The RMR IV Amendment further amends the Credit Agreement, dated as of April 19, 2021 (the “RMR IV Credit Agreement”), by and among the Company, as servicer, RMR IV, as borrower, the lenders and agents from time to time parties thereto, the Administrative Agent, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), acting through its Corporate Trust Services division, as account bank and backup servicer. The RMR IV Credit Agreement was previously filed with the Securities Exchange Commission (the “SEC”) by the Company as Exhibit 10.2 to the Current Report on Form 8-K dated April 14, 2021 and filed with the SEC on April 20, 2021. The RMR IV Amendment amends the RMR IV Credit Agreement to, among other things, (i) remove the requirement for a Hedge Reserve Account, (ii) address changes to the definitions of “Concentration Limits,” “Level I Trigger Event,” “Level II Trigger Event,” “Level III Trigger Event,” and “Securitization Holiday Period,” (iii) add the Additional Originators each as an “Originator,” (iv) extend the “Scheduled Commitment Termination Date” to May 19, 2026, (v) make certain clarifications to the eligibility criteria for “Eligible Receivables,” and (vi) address amendments to and the incorporation of certain definitions relating to the pledge of receivables originated by a bank partner upon the satisfaction of certain conditions.

Certain pricing terms were modified pursuant to an amended and restated fee letter agreement, dated May 19, 2025, by and among the Company, as servicer, RMR IV, as borrower, and Wells Fargo, National Association, as administrative agent and committed lender (the “Amended Fee Letter”). The terms of the Amended Fee Letter (i) reduced the margin applied in calculating the rate of interest on the advances made pursuant to the RMR IV Credit Agreement to 2.25% per annum and (ii) amended the unused commitment fee rate to 0.50% per annum.

For a complete description of the terms of the RMR IV Amendment, see Exhibit 10.1 hereto. The foregoing description of the RMR IV Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the RMR IV Amendment, which is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Regional Management Corp. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on May 15, 2025. At the Annual Meeting, the stockholders of the Company voted on the following proposals, which are described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2025 (the “Proxy Statement”). The results of the voting are presented below.

Election of Directors

The Company’s stockholders elected the nine nominees named in the Proxy Statement to serve as members of the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified, based on the following final voting results:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert W. Beck	8,095,947	66,603	509,413
Julie Booth	8,153,166	9,384	509,413
Jonathan D. Brown	8,076,438	86,112	509,413
Roel C. Campos	7,538,665	623,885	509,413
Maria Contreras-Sweet	7,771,904	390,646	509,413
Michael R. Dunn	8,081,252	81,298	509,413
Steven J. Freiberg	7,838,031	324,519	509,413
Sandra K. Johnson	7,772,575	389,975	509,413
Carlos Palomares	7,749,550	413,000	509,413

Ratification of Independent Auditor

The Company’s stockholders approved the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, based on the following final voting results:

For	Against	Abstain
8,621,916	48,534	1,513

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
7,812,512	335,275	14,763	509,413

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Amendment No. 6 dated as of May 19, 2025, by and among Regional Management Corp., as servicer, Regional Management Receivables IV, LLC, as borrower, the lenders parties thereto, and Wells Fargo Bank, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date:	May 21, 2025	By:	/s/ Harpreet Rana
Executive Vice President and Chief Financial and Administrative Officer